Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 29, 2010 on the financial statements of ARMOUR Residential REIT, Inc. as of December 31,2009 and 2008 and for the years ended December 31, 2009 and 2008 and the period from July 9, 2007 (inception) through December 31, 2007 in the Amendment No. 1 to Registration Statement on Form S-11 and related Prospectus to be filed on or about June 1, 2010.

/s/ Eisner LLP

New York, New York
May 28, 2010